 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2013

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEENT OF CERTAIN OFFICERS

Effective November 7, 2013, Consolidation Services, Inc. (the “Company”) elected Hieronymus “Jerome” Niessen to its Board of Directors.

Mr. Niessen will receive 200,000 shares for joining and serving on the Board of Directors of the Company. There are no material plans, contracts or arrangements pursuant to which Mr. Niessen is a party or in which he participates other than those available to all officers and directors of the Company.

Certain biological information concerning Hieronymus Niessen is as follows:

Hieronymus “Jerome” Niessen, age 54, was appointed as a member of the Board of Directors of the Company on November 7, 2013.  Jerome Niessen is co-founder and Managing Director of NedPower LLC, a global infrastructure development and advisory services firm, focused on power and renewable energy. NedPower has developed wind farms internationally ranging from a 20 MW plant in India to a 264 MW plant in Mount Storm, West Virginia. The NedPower Mount Storm facility, completed in 2008, is the largest wind farm in the Eastern United States and is now owned by energy major Shell and Dominion Resources.

Mr. Niessen has over 25 years of project development and infrastructure financing experience. He spent close to 10 years with the IFC-World Bank Group, where his responsibilities included infrastructure, oil, gas and mining in South Asia, Latin America and Northern Africa. While at the IFC-World Bank, he consummated transactions in India, Pakistan, Peru, Chile, Venezuela and Argentina. Mr. Niessen earned a law degree from Leyden University in the Netherlands and an MBA from Baylor University. He is fluent in English, Spanish, French, German and Dutch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	CONSOLIDATION SERVICES, INC

By: /s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer

3